Sub-Item 77Q1(a)

Dreyfus Investment Funds (the “Registrant”)

The Registrant’s Amended and Restated By-Laws, effective July 1, 2011, are herein incorporated by reference to Post Effective Amendment No. 152 to the Registrant’s Registration Statement on Form N-1A, which was filed on Form POS EX with the Securities and Exchange Commission on August 15, 2011.